Exhibit 3.1

RESTATED ARTICLES OF INCORPORATION

(WITH AMENDMENT)

OF WHOLE FOODS MARKET, INC.

ARTICLE ONE

Whole Foods Market, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, adopts these restated Articles of Incorporation, which accurately copy the Articles of Incorporation and all the amendments in effect to date. The Articles of Incorporation, as restated and amended by these restated Articles of Incorporation, are set forth below and contain no other change in any provisions.

ARTICLE TWO

The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on June 28, 1991:

A. Article III of the Articles of Amendment of Whole Foods Market, Inc., dated October 14, 1988, and filed with the Secretary of State of the State of Texas on March 3, 1989, states as follows:

“ARTICLE THREE

Article II is deleted and in substitution therefor is the following:

‘Article II

The corporation shall have the authority to issue a class of shares designated ‘preferred’. The number of preferred shares authorized is 5,000,000 shares and the par value of each such share is $.01.

The preferred shares authorized by these Articles of Incorporation shall be issued from time to time in series. All preferred shares of each series shall be of equal rank and identical, except in the particulars that may be fixed by the Board of Directors as provided in this Article Two. Each share of a series shall be identical in all respects with the other shares of such series, except as to the date from which dividends thereon shall be cumulative. The Board of Directors is hereby authorized and required to fix, in the manner and to the full extent provided and permitted by law, all rights, preferences, designations and other provisions of the shares of each series not otherwise set forth in these Articles, including but not limited to:

Designation of Series—Number of Shares

(1) The distinctive designation of all series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

Dividend Rates and Rights

(2) The annual rate of dividends payable on the shares of all series, the date from which dividends shall be cumulative on all shares of any series issued prior to the record date for the first dividend on shares of such series, and the dividend rights applicable to the shares of all series;

Redemption Price

(3) The redemption price or prices, if any, for the shares of each, any, or all series;

Sinking Fund

(4) The obligation, if any, of the corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;

Voluntary Liquidation Preferences

(5) The amount payable on shares of each series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the corporation;

Conversion Rights

(6) The rights, if any, of the holders of shares of each series to convert such shares into common shares and the terms and conditions of such conversion; and

Voting Rights

(7) Any voting rights in respect of matters other than those for which voting rights are specifically provided herein, and any other preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof.

A vote of two-thirds in interest of the Class A shareholders is required for the amendment of the Articles of Incorporation.’ ”

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Such Article II is hereby amended by deleting the words “Article II” therefrom and renumbering such article as “Article V.”

B. Article II shall now be amended to read as follows:

“Article II

The period of its duration is perpetual.”

C. Article IV of the Articles of Incorporation of the Corporation shall be amended to read as follows:

“Article IV

The corporation shall have authority to issue common stock referred to as Class A common stock. The aggregate number of shares of Class A common stock which the corporation shall have the authority to issue is 10,000,000 shares with no par value. No holder of any share of common stock of the corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (1) any unissued or treasury shares of any class of stock, whether now or hereafter authorized, of the corporation, (2) any obligations, evidences of indebtedness, or other securities of the corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (3) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (4) any other securities that may be issued or sold by the corporation, other than such, if any, as the Board of Directors of the corporation, in its sole and absolute discretion, may determine from time to time.

The corporation shall have the authority to issue common stock referred to as Class B common stock, in the aggregate number of 100,000 shares with no par value. Class B shareholders shall have voting rights on all matters required to be voted upon by shareholders and shall vote together with Class A shareholders and not separately as a class. On such matters as the shareholders are entitled to vote, each share of Class B stock shall confer equal voting rights as a share of Class A stock, and each Class B shareholder shall have one vote for every share of Class B common stock held. Except with regard to the voting rights granted herein, the Board of Directors shall have authority to establish, out of authorized but unissued Class B shares, series of shares and fix and determine the relative rights and preferences of the shares of any series so established. Class B shares shall be issued and redeemed at book value. The corporation shall have the exclusive right to buy any and all outstanding Class B common stock. Except for such corporate redemptions or acquiescence after having first right of refusal, no other transfers of Class B shares shall be allowed. Class B common stock and Class B common stock shareholders shall be subject to all of the rules, requirements and restrictions of the corporation’s Key Employee Stock Option Plan and any amendments thereto.

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The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor. At each election for directors, every Shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal or by distributing such votes in the same principle among any number of such candidates.”

D. Article IX of the Articles of Incorporation shall be amended by deleting the names Anthony Harnett, J. Ben Templeton, and Craig Weller from the Board of Directors and adding the names Richard Smith, David Hull, Gary Hoover, and Gerald R. Gallagher, and that Article IX be renumbered as Article X.

ARTICLE THREE

Each statement made by these restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act. These restated Articles of Incorporation and each amendment made by these restated Articles of Incorporation were adopted by the shareholders of the corporation on June 28, 1991.

ARTICLE FOUR

The number of shares of the corporation outstanding at the time of the adoption was 476,758, and the number of shares entitled to vote on the amendments was 476,758.

ARTICLE FIVE

The number of shares that voted for the amendments was 400,890, and the number of shares that voted against the amendments was 0.

ARTICLE SIX

The Articles of Incorporation and all amendments and supplements to them are superseded by the following restated Articles of Incorporation, which accurately copy the entire text as well as incorporate the amendments set forth above:

“Article I

The name of the corporation is Whole Foods Market, Inc.

Article II

The period of its duration is perpetual.

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Article III

The purpose or purposes for which the corporation is organized are to transact any and all lawful business for which businesses may be incorporated under the Texas Business Corporation Act.

Article IV

The corporation shall have authority to issue common stock referred to as Class A common stock. The aggregate number of shares of Class A common stock which the corporation shall have the authority to issue is 10,000,000 shares with no par value. No holder of any share of common stock of the corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (1) any unissued or treasury shares of any class of stock, whether now or hereafter authorized, of the corporation, (2) any obligations, evidences of indebtedness, or other securities of the corporation convertible in to or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (3) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (4) any other securities that: may be issued or sold by the corporation, other than such, if any, as the Board of Directors of the corporation, in its sole and absolute discretion, may determine from time to time.

The corporation shall have the authority to issue common stock referred to as Class B common stock, in the aggregate number of 100,000 shares with no par value. Class B shareholders shall have voting rights on all matters required to be voted upon by shareholders and shall vote together with Class A shareholders and not separately as a class. On such matters as the shareholders are entitled to vote, each share of Class B stock shall confer equal voting rights as a share of Class A stock, and each Class B shareholder shall have one vote for every share of Class B common stock held. Except with regard to the voting rights granted herein, the Board of Directors shall have authority to establish, out of authorized but unissued Class B shares, series of shares and fix and determine the relative rights and preferences of the shares of any series so established. Class B shares shall be issued and redeemed at book value. The corporation shall have the exclusive right to buy any corporate redemptions or acquiescence after having first right of and all outstanding Class B common stock. Except for such corporate redemptions or acquiescence after having first right refusal, no other transfers of Class B shares shall be allowed. Class B common stock and Class B common stock shareholders shall be subject to all of the rules, requirements and restrictions of the corporation’s Key Employee Stock Option Plan and any amendments thereto.

The corporation shall have the authority to purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefore. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by

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giving one candidate as many votes as the number of such directors multiplied by his shares shall equal or by distributing such votes in the same principle among any number of such candidates.

Article V

The corporation shall have the authority to issue a class of shares designated ‘preferred’. The number of preferred shares authorized is 5,000,000 shares and the par value of each such share is $.01.

The preferred shares authorized by these Articles of Incorporation shall be issued from time to time in series. All preferred shares of each series shall be of equal rank and identical, except in the particulars that may be fixed by the Board of Directors as provided in this Article V. Each share of a series shall be identical in all respects with the other shares of such series, except as to the date from which dividends thereon shall be cumulative. The Board of Directors is hereby authorized and required to fix, in the manner and to the full extent provided and permitted by law, all rights, preferences, designations and other provisions of the shares of each series not otherwise set forth in these Articles, including but not limited to:

Designation of Series – Number of Shares

(1) The distinctive designation of all series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in its resolution creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of the Board of Directors;

Dividend Rates and Rights

(2) The annual rate of dividends payable on the shares of all series, the date from which dividends shall be cumulative on all shares of any series issued prior to the record date for the first dividend on shares of such series, and the dividend rights applicable to the shares of all series;

Redemption Price

(3) The redemption price or prices, if any, for the shares of each, any, or all series;

Sinking Fund

(4) The obligation, if any, of the corporation to maintain a sinking fund for the periodic redemption of shares of any series and to apply the sinking fund to the redemption of such shares;

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Voluntary Liquidation Preferences

(5) The amount payable on shares of each series in the event of any voluntary liquidation, dissolution, or winding up of the affairs of the corporation;

Conversion Rights

(6) The rights, if any, of the holders of shares of each series to convert such shares into common shares and the terms and conditions of such conversion; and

Voting Rights

(7) Any voting rights in respect of matters other than those for which voting rights are specifically provided herein, and any other preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof.

A vote of two-thirds in interest of the Class A shareholders is required for the amendment of the Articles of Incorporation.’ ”

Article VI

If, with respect to any action taken by the shareholders of the corporation, any provision of the Texas Business Corporation Act would, but for this Article VI, require the vote or concurrence of the holders of shares having more than a majority of the votes entitled to be cast thereon, or of any class or series thereof, the vote or concurrence of the holders of shares having only a majority of the votes entitled to be case thereon, or of any class or series thereof, shall be required with respect to any such action.

Article VII

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.

Article VIII

The address of the corporation’s registered office is 2500 InterFirst Tower, Austin, Texas, 78701, and the name of its registered agent at such address is Brandon C. Janes.

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Article IX

No director of the corporation shall be liable to the corporation or its shareholders for an act or omission in such capacity as a director except for liability resulting from:

1. A breach of the director’s duty of loyalty to the corporation or its shareholders;

2. An act or omission not in good faith that involves intentional misconduct or a knowing violation of the law;

3. A transaction from which the director receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office;

4. An act or omission for which the liability of the director is expressly provided for by a statute; or

5. An act related to an unlawful stock repurchase or payment of a dividend.

Article X

The number of directors constituting the board of directors shall be provided for in the bylaws of the corporation. The names and addresses of the persons who now are serving as directors of the corporation are:

Name	Address
John Mackey	2525 Wallingwood, Suite 1400
Austin, Texas 78746

James Sud	1900 Crosspoint, Suite C
Houston, Texas 77054

Bill Mackey	1004 River Oaks Bank Bldg.
2001 Kirby
Houston, Texas 77019

Jack E. Bixby	921 Main Street, Suite 1535
Houston, Texas 77002

Richard Smith	1000 Louisiana, Suite 1110
Houston, Texas 77002

David Hull	1000 Louisiana
Houston, Texas 77002

Gary Hoover	6448 Hwy. 290 East, Suite El04
Austin, Texas 78723

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Gerald R. Gallagher	4550 Norwest Center 90 South Seventh Street Minneapolis, Minnesota 55402”

DATED this 28th day of June, 1991.
WHOLE FOODS MARKET, INC.

By:

Glenda Flanagan, Secretary

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ARTICLES OF AMENDMENT TO THE

RESTATED ARTICLES OF INCORPORATION

OF

WHOLE FOODS MARKET, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Whole Foods Market, Inc. (the “Corporation”).

ARTICLE TWO

The following amendments to the Restated Articles of Incorporation were adopted by the shareholders of Corporation at a meeting held on January 17, 1992.

Article IV is hereby amended to read in its entirety as follows:

A.	The corporation is authorized to issue two classes of shares of capital stock, designated “Common Stock” and “Preferred Stock”, respectively. The aggregate number of shares of Common Stock authorized to be issued is 10,000,000 shares with no par value. The aggregate number of shares of shares of Preferred Stock authorized to be issued is 5,000,000 shares with a par value of $.01 per share. Shares of the Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such designations, preferences, limitations and relative rights, including voting rights, as shall be stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Texas. The Board of Directors, in such resolution or resolutions, may increase or decrease the number of shares within each such series; provided, however, the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

B.	No shareholder of the corporation will, by reason of his holding shares of stock of the corporation, have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options or other securities of the corporation, whether now or hereafter authorized.

Article V is hereby amended to read in its entirety as follows:

Cumulative voting in the election of directors is prohibited.

Article VI is hereby amended to read in its entirety as follows:

Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action we represent and voted.

A new Article XI is hereby added to read in its entirety as follows:

The corporation shall, to the full extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding by reason of the fact that such person is or was an officer or director of the corporation.

ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 1,365,738, and the number of shares entitled to vote thereon was 1,365738.

ARTICLE FOUR

The number of shares voted for such amendments was and the number of shares voted against such amendments was 0.

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IN WITNESS WHEREOF, the Corporation has executed this document as of January 17, 1992.

WHOLE FOODS MARKET, INC.

By:

Glenda Flanagan, Vice President and Secretary

3

ARTICLES OF AMENDMENT TO THE

RESTATED ARTICLES OF INCORPORATION

OF

WHOLE FOODS MARKET, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Whole Foods Market, Inc. (the “Corporation”).

ARTICLE TWO

The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of Corporation at a meeting held on September 10, 1993.

Article IV is hereby amended to read in its entirety as follows:

A.	The corporation is authorized to issue two classes of shares of capital stock, designated “Common Stock” and “Preferred Stock”, respectively. The aggregate number of shares of Common Stock authorized to be issued is 30,000,000 shares with no par value. The aggregate number of shares of shares of Preferred Stock authorized to be issued is 5,000,000 shares with a par value of $.01 per share. Shares of the Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such designations, preferences, limitations and relative rights, including voting rights, as shall be stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Texas. The Board of Directors, in such resolution or resolutions, may increase or decrease the number of shares within each such series; provided, however, the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

B.	No shareholder of the corporation will, by reason of his holding shares of stock of the corporation, have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options or other securities of the corporation, whether now or hereafter authorized.

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 5,036,420, and the number of shares entitled to vote thereon was 5,021,935.

ARTICLE FOUR

The number of shares voted for such amendment was 3,712,184, and the number of shares voted against such amendment was 889,881. An aggregate of 49,676 shares abstained from voting.

IN WITNESS WHEREOF, the Corporation has executed this document as of October 27, 1993.

WHOLE FOODS MARKET, INC.

By:

Glenda Flanagan, Vice President

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ARTICLES OF AMENDMENT TO THE

RESTATED ARTICLES OF INCORPORATION

OF

WHOLE FOODS MARKET, INC.

Pursuant to the Provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Whole Foods Market, Inc. (the “Corporation”).

ARTICLE TWO

The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of the Corporation at a meeting held on August 30, l996.

Article IV is hereby amended to read in its entirety as follows:

A.	The corporation is authorized to issue two classes of shares of capital stock, designated “Common Stock” and “Preferred Stock”, respectively. The aggregate number of shares of Common Stock authorized to be issued is 50,000,000 shares with no par value. The aggregate number of shares of Preferred Stock authorized to be issued is 5,000,000 shares with a par value of $.01 per share. Shares of the Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such designations, preferences, limitations and relative rights, including voting rights, as shall be stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Texas. The Board of Directors, in such resolution or resolutions may increase or decrease the number of shares within each a series to less than the number of shares within such series that are then issued.

B.	No shareholder of the corporation will, by reason of his holding shares of stock of the corporation, have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options or other securities of the corporation, whether now or hereafter authorized.

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 14,273,911, and the number of shares entitled to vote thereon was 14,273.911.

ARTICLE FOUR

The number of shares voted for such amendment was 11,928,194, and the number of shares voted against such amendment was 104,988. An aggregate of 51,885 shares abstained from voting

IN WITNESS WHEREOF, the Corporation has executed this document as of November 15, 1996.

WHOLE FOODS MARKET, INC.

By:

Glenda Flanagan, Vice President

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ARTICLES OF AMENDMENT TO THE

RESTATED ARTICLES OF INCORPORATION

OF

WHOLE FOODS MARKET, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Whole Foods Market, Inc, (the “Corporation”).

ARTICLE TWO

The following amendment to the Restated Articles of Incorporation was approved and adopted by the shareholders of Corporation at a meeting held on March 30, 1998.

Article IV is hereby amended to read in its entirety as follows:

A.	The corporation is authorized to issue two classes of shares of capital stock, designated “Common Stock” and “Preferred Stock”, respectively. The aggregate number of shares of Common Stock authorized to be issued is 100,000,000 shares with no par value. The aggregate number of shares of shares of Preferred Stock authorized to be issued is 5,000,000 shares with a par value of $.01 per share. Shares of the Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior issuance of any shares thereof. Each such series shall have such designations, preferences, limitations and relative rights, including voting rights, as shall be stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Texas. The Board of Directors, in such resolution or resolutions, may increase or decrease the number of shares within each such series; provided, however, the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

B.

No shareholder of the corporation shall, by reason of his holding shares of stock of the corporation, have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options or other securities of the corporation, whether now or hereafter authorized.

ARTICLE THREE

The number of shares of the corporation outstanding at the time of such adoption was 26,184,859 and the number of shares entitled to vote thereon was 26,042,325.

ARTICLE FOUR

The number of shares voted for such amendment was 20,955,941, and the number of shares voted against such amendments was 881,810.

IN WITNESS WHEREOF, the Corporation has executed this document as of March 30, 1998.

WHOLE FOODS MARKET, INC.

By:
Glenda Flanagan, Vice President

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STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES

designated

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

of

WHOLE FOODS MARKET, INC

Pursuant to Article 2.13D of the

Texas Business Corporation Act

Pursuant to the provisions of Article 2 13D of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating a series of shares of its Preferred Stock, par value $0.01 per share, designated “Series A Junior Participating Preferred Stock” and fixing and determining the relative rights and preferences thereof.

1. The name of the corporation is Whole Foods Market, Inc. (the “Corporation”).

2 The following resolution, establishing and designating a series of shares and fixing and determining the relative rights and preferences thereof, was duly adopted by all necessary action on the part of the Corporation, consisting of due adoption by the Board of Directors of the Corporation at a meeting duly held on September 22, 1999.

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Restated Articles of Incorporation, a series of Preferred Stock, par value $0 01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the preferences, limitations and relative rights, including voting rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows

Series A Junior Participating Preferred Stock

1. Designation and Amount. There shall be a series of Preferred Stock that shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the 15th day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $20.00 or (b) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends, and the Adjustment Number times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, with no par value, of the Corporation (the “Common Stock”) since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 1000. In the event the Corporation shall at any time after September 22, 1999 (the “Rights Declaration Date”) (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $20.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Each share of Series A Junior participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the shareholders of the Corporation.

(B) Except as otherwise provided herein, in the Restated Articles of the corporation or by law, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of any other class or series entitled to vote with the Common Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) that shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, (1) the number of Directors shall be increased by two, effective as of the tune of election of such Directors as herein provided, and (2) the holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) upon which these or like voting rights have been conferred and are exercisable (the “Voting Preferred Stock”) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect such two Directors

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that such voting right shall not be exercised unless the holders of at least one-third in number of the shares of Voting Preferred Stock outstanding shall be present in person or by proxy The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Voting Preferred Stock of such voting right.

(iii) Unless the holders of Voting Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Voting Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Voting Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Voting Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent of the total number of shares of Voting Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

(iv) In any default period, after the holders of Voting Preferred Stock shall have exercised their right to elect Directors voting as a class, (x) the Directors so elected by the holders of Voting Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or classes of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or classes of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Voting Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Voting Preferred Stock as a class shall terminate and (z) the number of Directors shall be such number as may be provided for in the Restated Articles of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C) of this Section 3 (such number being subject, however, to change thereafter in any manner, provided by law or in the Restated

Articles of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

(1) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled, or

(iii) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to all such holders and the holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in far and equitable treatment among the respective Series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new Series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein.

6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) the Adjustment Number. Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall, subject to the prior rights of all other Series of Preferred Stock, if any, ranking prior thereto, receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other Series of Preferred Stock, if any, that rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation with the meaning of this Section 6, but the sale, lease or conveyance of all or substantially all the Corporation’s assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, share exchange, conversion or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

8 Redemption. (A) The Corporation, at its option, may redeem shares of the Series A Junior Participating Preferred Stock in whole at any time and in part from time to time, at a redemption price equal to the Adjustment Number times the current per share market price (as such term is hereinafter defined) of the Common Stock on the date of the mailing of the notice of redemption, together with unpaid accumulated dividends to the date of such redemption. The “current per share market price” on any date shall be deemed to be the average of the closing price per share of such Common Stock for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement of (A) a dividend or distribution an the Common Stock other than a regular quarterly cash dividend or (B) any subdivision, combination or reclassification of such Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, shall not have occurred prior to the commencement of such ten Trading Day period, then, and in each such case, the current per share market price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by the National Association of Securities Dealers, Inc Automated Quotations System (“NASDAQ”) or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning the Common Stock, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on any such date the Common Stock is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Corporation. If on any such date no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Corporation shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if the Common Stock is not so quoted, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of Texas are not authorized or obligated by law or executive order to close.

(B) In the event that fewer than all the outstanding shares of the Series A Junior Participating Preferred Stack are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method that may be determined by the Board of Directors in its sole discretion to be equitable.

(C) Notice of any such redemption shall be given by mailing to the holders of the shares of Series A Junior Participating Preferred Stock to be redeemed a notice of such redemption, first class postage prepaid, not later than the fifteenth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Corporation Each such notice shall state (i) the redemption date; (ii) the number of shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the close of business on such redemption date. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of any other shares of Series A Junior Participating Preferred Stock that are to be redeemed. On or after the date fixed for redemption as stated in such notice, each holder of the shares called for redemption shall surrender the certificate evidencing such shares to the Corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. If fewer than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

(D) The shares of Series A Junior Participating Preferred Stock shall not be subject to the operation of any purchase, retirement or sinking fund.

9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other Series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such Series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10. Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Restated Articles of Incorporation of the Corporation

shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, Whole Foods Market, Inc has caused this Statement to be executed on its behalf by the undersigned officer on September 27, 1999.

WHOLE FOODS MARKET, INC.

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ARTICLES OF AMENDMENT TO THE

RESTATED ARTICLES OF INCORPORATION

OF

WHOLE FOODS MARKET, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation:

ARTICLE ONE

The name of the corporation is Whole Foods Market, Inc, (the “Corporation”).

ARTICLE TWO

The following amendment to the Restated Articles of Incorporation was adopted by the shareholders of Corporation at a meeting held on March 25, 2002.

Article IV is hereby amended to read in its entirety as follows:

A.	The corporation is authorized to issue two classes of shares of capital Stock, designated “Common Stock” and “Preferred Stock”, respectively. The aggregate number of shares of Common Stock authorized to be issued is 150,000,000 shares with no par value. The aggregate number of shares of shares of Preferred Stock authorized to be issued is 5,000,000 shares with a par value of $.01 per share. Shares of the Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such designations, preferences, limitations and relative rights, including voting rights, as shall be stated in the resolution or resolutions providing for the issuance of such series of Preferred Stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Texas. The Board of Directors, in such resolution or resolutions, may increase or decrease the number of shares within each such series; provided, however, the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

B.	No shareholder of the corporation will, by reason of his holding shares of stock of the corporation, have any preemptive or preferential rights to purchase or subscribe to any shares of any class of stock of the corporation, or any notes, debentures, bonds, warrants, options or other securities of the corporation, whether now or hereafter authorized.

ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 55,812,874, and the number of shares entitled to vote thereon was 55,812,874.

ARTICLE FOUR

The number of shares voted for such amendment was 49,475,275, and the number of shares voted against such amendment was 981,316. An aggregate of 81,493 shares abstained from voting.

IN WITNESS WHEREOF, the Corporation has executed this document as of April 2, 2002.

WHOLE FOODS MARKET, INC.

By:

Glenda Flanagan Vice President President, CFO

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